UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 26, 2016
EATON CORPORATION plc (Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On July 26, 2016, the Board of Directors of Eaton Corporation plc (the “Company”) expanded its size to fourteen members and elected Dorothy C. Thompson to fill the vacancy thus created. Ms. Thompson’s election is effective July 29, 2016. She is currently the Chief Executive Officer of Drax Group plc ("Drax"), an electricity company domiciled in the United Kingdom. Ms. Thompson was appointed by the Company’s Board of Directors to the Audit and Finance Committees.

Ms. Thompson will receive compensation pursuant to the Company’s standard arrangements for directors as described in its Proxy Statement for the 2016 Annual General Meeting of Shareholders.

Each of the Company and its wholly owned subsidiary, Eaton Corporation (“Eaton”), have entered into Indemnification Agreements with Ms. Thompson in the same form as they have used with other directors of the Company. The form indemnification agreements provide that, to the fullest extent permitted by law, the Company and/or Eaton will indemnify each director against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director in connection with any claim against the director as a result of the director’s service as a member of the Board. The summaries of the material terms of the form indemnification agreements set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits 10.1 and 10.2, respectively, to this Report, which are incorporated herein by reference.) Simultaneous with Ms. Thompson's execution of the agreements, the Company also entered into Indemnification Agreements with Craig Arnold and Richard H. Fearon in the form described in Exhibit 10.1 to this Report. Messrs. Arnold and Fearon, both of whom were first elected to the Board effective September 1, 2015, are each party to pre-existing agreements with Eaton in the form described in Exhibit 10.2 to this report.

There are no related party transactions involving Ms. Thompson that would require disclosure pursuant to S-K Item 404(a). There are no arrangements or understandings between Ms. Thompson and any other persons pursuant to which she was selected as a director of the Company.

A copy of the press release issued by the Company on July 26, 2016 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Item	Exhibit

10.1
Form of Indemnification Agreement between the Company and each of the directors of the Company, incorporated herein by reference to Exhibit 10.BB to the Company’s 10-K filed for the year ending December 31, 2012.

10.2
Form of Indemnification Agreement II between Eaton Corporation and each of the directors of the Company and the Officers of Eaton Corporation, incorporated herein by reference to Exhibit 10.CC to the Company’s 10-K filed for the year ending December 31, 2012.

99.1	Press Release dated July 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: July 26, 2016	/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary